UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

WIZARD WORLD, INC.
(Exact Name of Registrant as specified in charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY 10019
(Address of Principal Executive Offices)

(646) 308-1390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 18, 2011, Wizard World, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Subscribers”) for the issuance and sale of (i) an aggregate of $575,000 in Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”) and (ii) Series A Common Stock Purchase Warrants in the form attached hereto as Exhibit 4.2 (the “Warrants”) on the basis of one warrant for every $2.00 of investment.

The issuance of the securities is discussed more fully in Section 3.02 of this Current Report on Form 8-K.  The information therein is hereby incorporated in this Section 1.01 by reference.  The description of the transactions contemplated by the Subscription Agreement, Warrants and the other documents set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

On April 18, 2011, the Company entered into Subscription Agreements with the Subscribers for the issuance and sale of (i) $575,000 in shares of Series A Preferred  with the rights and preferences set forth in the Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (the “Certificate of Designation”), as amended by the Certificate of Amendment described in Item 5.03 below. The Preferred Stock is convertible into shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), at a per share conversion price of $0.40, and the Warrants are exercisable to purchase shares of the Company’s Common Stock at a per share exercise price of $.60.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.03 Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On April 20, 2011, we filed a Certificate of Amendment in the form attached hereto as Exhibit 4.3 (the “Amendment”) to our Certificate of Designation increasing the number of authorized shares of Series A Preferred from 25,000 shares to 50,000 shares.  The transaction that was consummated in connection with the Amendment is discussed more fully in Section 3.02 of this Current Report on Form 8-K.  The information therein is hereby incorporated in this Section 5.03 by reference.  The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1
Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (incorporated herein by reference to the Form 8-K filed on December 14, 2010).

4.2	Form of Warrant*

4.3
Certificate of Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share*

10.1	Form of Subscription Agreement, dated April 18, 2011, by and between Wizard World, Inc. and the Subscribers*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Dated: April 25, 2011	By:	/s/ Gareb Shamus
Gareb Shamus
President and Chief Executive Officer